Exhibit 99.1

For Immediate Release December 13, 2021	Pfizer Media Contact:	+1 (212) 733-1226 PfizerMediaRelations@Pfizer.com

	Pfizer Investor Contact:	+1 (212) 733-4848 IR@Pfizer.com

Arena Pharmaceuticals, Inc. Investor & Media Contacts:
Patrick Malloy
Vice President, Investor Relations & Corporate Communications
+1 (847) 987-4878
pmalloy@arenapharm.com

Sara Doran
Associate Director, Investor Relations & Corporate Communications
sdoran@arenapharm.com

Pfizer to Acquire Arena Pharmaceuticals

Proposed acquisition offers potentially new, differentiated best-in-class approach to address unmet need for a broader number of patients with immuno-inflammatory diseases

Expands innovative pipeline potentially enhancing growth through 2025 and beyond

Transaction valued at $100 per Arena share in cash, for a total equity value of approximately $6.7 billion

Pfizer to host analyst and investor call at 10am EST today with Pfizer I&I executives

NEW YORK AND PARK CITY, UTAH, December 13, 2021 – Pfizer Inc. (NYSE: PFE) and Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today announced that the companies have entered into a definitive agreement under which Pfizer will acquire Arena, a clinical stage company developing innovative potential therapies for the treatment of several immuno-inflammatory diseases. Under the terms of the agreement, Pfizer will acquire all the outstanding shares of Arena for $100 per share in an all-cash transaction for a total equity value of approximately $6.7 billion. The boards of directors of both companies have unanimously approved the transaction.

Arena’s portfolio includes diverse and promising development-stage therapeutic candidates in gastroenterology, dermatology, and cardiology, including etrasimod, an oral, selective sphingosine 1-phosphate (S1P) receptor modulator currently in development for a range of immuno-inflammatory diseases including gastrointestinal and dermatological diseases.

“The proposed acquisition of Arena complements our capabilities and expertise in Inflammation and Immunology, a Pfizer innovation engine developing potential therapies for patients with debilitating immuno-inflammatory diseases with a need for more effective treatment options,” said Mike Gladstone, Global President & General Manager, Pfizer Inflammation and Immunology. “Utilizing Pfizer’s leading research and global development capabilities, we plan to accelerate the clinical development of etrasimod for patients with immuno-inflammatory diseases.”

Arena has built a robust development program for etrasimod, including two Phase 3 studies in ulcerative colitis (UC), a Phase 2/3 program in Crohn’s Disease, a planned Phase 3 program in atopic dermatitis, and ongoing Phase 2 studies in eosinophilic esophagitis and alopecia areata.

In UC, the randomized, placebo-controlled, dose-ranging, Phase 2 study (OASIS) evaluated the efficacy and safety of etrasimod in moderate to severe UC patients over 12 weeks versus placebo. In the study, most patients who achieved clinical response, clinical remission, or endoscopic improvement at week 12 experienced sustained or improved effects up to week 46 with etrasimod 2 mg in the open-label extension. Etrasimod also demonstrated a favorable benefit/risk profile, consistent with safety findings reported in the double-blind portion of OASIS. The findings are encouraging as there remains significant unmet need for safe and effective oral therapies in UC for patients with inadequate response, loss of response, or intolerance to conventional or advanced therapies. The OASIS trial supported the advancement of the ELEVATE UC 52 and UC 12 trials, which are currently fully enrolled, and for which data are expected in 2022.

In addition, Arena’s pipeline includes two development-stage cardiovascular assets, temanogrel and APD418. Temanogrel is currently in Phase 2 for the treatment of microvascular obstruction and Raynaud's phenomenon secondary to systemic sclerosis. APD418 is currently in Phase 2 for acute heart failure.

“We’re delighted to announce Pfizer’s proposed acquisition of Arena, recognizing Arena’s potentially best in class S1P molecule and our contribution to addressing unmet needs in immune-mediated inflammatory diseases,” said Amit D. Munshi, President and Chief Executive Officer of Arena. “Pfizer’s capabilities will accelerate our mission to deliver our important medicines to patients. We believe this transaction represents the best next step for both patients and shareholders.”

Pfizer expects to finance the transaction with existing cash on hand.

Under the terms of the merger agreement, Pfizer will acquire all of the outstanding shares of Arena common stock for $100 per share in cash. The proposed transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by Arena’s stockholders.

Pfizer’s financial advisors for the transaction are BofA Securities and Centerview Partners LLC, with Ropes & Gray and Arnold & Porter Kaye Scholer LLP acting as its legal advisors. Guggenheim Securities, LLC and Evercore Group LLC served as Arena’s financial advisors, while Cooley LLP served as its legal advisor.

Pfizer Conference Call

Pfizer Inc. invites Pfizer investors and the general public to view and listen to a webcast of a live conference call with investment analysts at 10am. EST on December 13.

To view and listen to the webcast visit Pfizer’s web site at www.pfizer.com/investors or directly at https://pfizer.rev.vbrick.com/#/events/0bb8ada2-8ac5-4cd6-988b-cf4a6ddffa40. Information on accessing and pre-registering for the webcast will be available at www.pfizer.com/investors beginning today. Participants are advised to pre-register in advance of the conference call.

You can listen to the conference call by dialing either (833) 708-1779 in the United States or Canada or (602) 585-9859 outside of the United States and Canada. The password is “121321.” Please join the call five minutes prior to the start time to avoid operator hold times.

The transcript and webcast replay of the call will be made available on Pfizer’s web site at www.pfizer.com/investors within 24 hours after the end of the live conference call and will be accessible for at least 90 days.

About Arena Pharmaceuticals

ARENA is a team with a singular purpose – deliver important medicines to patients.

In a rapidly changing global market, we work with a sense of urgency every day to understand the needs of all our stakeholders, identify bold, sometimes disruptive, ideas to get medicines to patients, and relentlessly execute until it's done.

We are developing a richly diversified portfolio of therapeutic candidates targeting gastroenterology, dermatology, and cardiology. To fuel our growth, we are unlocking the value of our historical GPCR research with a sustainable discovery engine for broad portfolio expansion.

ARENA - Care More. Act Differently.

Etrasimod, temanogrel, and APD418 are investigational compounds that are not approved for any use in any country.

About Pfizer: Breakthroughs That Change Patients’ Lives
At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.Pfizer.com. In addition, to learn more, please visit us on www.Pfizer.com and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

Disclosure Notice

The information contained in this release is as of December 13, 2021.

This release contains forward-looking information about Pfizer’s proposed acquisition of Arena, Arena’s pipeline portfolio, including its molecules etrasimod, temanogrel and APD418 and expected best-in-class and growth potential, and Pfizer’s I&I portfolio and growth potential, including their potential benefits, that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by Arena stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer’s common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition or Arena’s business; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; whether and when drug applications may be filed in any jurisdictions for etrasimod, temanogrel, APD418 or any other investigational products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether etrasimod, temanogrel, APD418 or any such other products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of etrasimod, temanogrel, APD418 or any such other products; uncertainties regarding the impact of COVID-19; and competitive developments.

You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Pfizer and Arena described in the “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results” sections of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”), all of which are available at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Pfizer and Arena assume no obligation to, and do not intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. Neither Pfizer nor Arena gives any assurance that it will achieve its expectations.

Additional Information and Where to Find It
In connection with the proposed transaction, Arena will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Arena’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Arena with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at Arena’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Arena’s proxy statement.  Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Arena’s website at https://invest.arenapharm.com or by contacting Arena Investor Relations at (858) 453-7200.

No Offer or Solicitation
This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation
Arena and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Arena’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. These documents are available free of charge at the SEC’s web site at www.sec.gov and by going to Arena’s website at https://invest.arenapharm.com.

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